UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2013

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

Over the past few weeks POZEN Inc. (the “Company”) has been corresponding with and providing additional information to the United States Food & Drug Administration (the "FDA") concerning its New Drug Application ("NDA") for PA32540 and PA8140 tablets.  In connection with these discussions, the Company has decided to conduct a comparative Phase 1 pharmacokinetic study.  The goal of the study is to determine the pharmacokinetic profile of the omeprazole component of PA 8140 tablets and compare to that of PA32540 tablets.  Both PA dosage forms contain 40mg of omeprazole in an immediate release form and are manufactured using nearly identical procedures.

The Company anticipates that this study, which will enroll up to 30 subjects, will cost approximately $750,000. Final data are expected to be available in March 2014.  The Company and the FDA have agreed that the Company will submit study information and data to the FDA as it becomes available during the conduct of the study and that FDA will review such information and data from the study when submitted.  FDA has informed the Company that the Company’s user fee date (the “PDUFA Date”) is now April 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN Inc.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date:  December 23, 2013